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                                                                      EXHIBIT 23
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 or Form S- 8, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File No. 33-66728,
File No. 33-71200, File No. 33-82374, File No. 33-86018, File No. 33-86978, File
No. 33- 58627 and File No. 33-63001.



Atlanta, Georgia
March 26, 1996